UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 10, 2025

ALT5 SIGMA CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-19621	41-1454591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Spring Road, Suite 102 Las Vegas, NV	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 997-5968

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (par value $0.001 per share)	ALTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 10, 2025, the Company held a Special Meeting of Stockholders (the “Special Meeting”) virtually. As of August 12, 2025, the record date for the Special Meeting, there were 109,620,596 outstanding shares of the Company’s common stock and 883,667 outstanding shares of voting preferred stock. The following is a brief description of the final voting results, which take into account both the shares of common stock and shares of voting preferred stock, for each of the proposals submitted to a vote of the stockholders at the Special Meeting, which are described in the Company’s Definitive Proxy Statement on Schedule 14A for the Special Meeting, filed with the U.S. Securities and Exchange Commission on September 26, 2025.

At the Company’s Special Meeting, the Company’s stockholders voted on Proposal 1, Proposal 2, and Proposal 4, each as set forth below. The Special Meeting was then adjourned for Proposal 3, the proposal to approve an amendment of the Company’s Articles of Incorporation, as amended, to increase the total number of authorized shares of Common Stock, from 200,000,000 shares to 2,000,000,000.

The Special Meeting will resume with respect to Proposal 3 on October 16, 2025 at 1:00p.m. Eastern Time. The reconvened meeting will be held virtually at www.virtualshareholdermeeting.com/ALTS2025SM. The record date for determining stockholders eligible to vote at the Special Meeting remains, August 12, 2025.

(a) Proposal 1 - Approval of the issuance of the 119,000,000 Shares of Common Stock, in accordance with Nasdaq Listing Rules 5635, upon the exercise of pre-funded warrants and common stock purchase warrants held by World Liberty Financial, Inc. issued pursuant to a securities purchase agreement dated August 11, 2025.

The votes with respect to the approval of the issuance of the 119,000,000 Shares of Common Stock, in accordance with Nasdaq Listing Rules, upon the exercise of pre-funded warrants and common stock purchase warrants held by World Liberty Financial, Inc. issued pursuant to a securities purchase agreement dated August 11, 2025, were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,989,693	12,381,062	6,427	13,867,952

(b) Proposal 2 - Approval of the appointment by the board of directors of the Company of a second director selected by World Liberty Financial, Inc. to the Board, in accordance with Nasdaq Listing Rule 5635, pursuant to the private placement offering and the terms of the securities purchase agreement dated August 11, 2025.

The votes with respect to the approval of the appointment by the board of directors of the Company of a second director selected by World Liberty Financial, Inc. to the Board, in accordance with Nasdaq Listing Rule 5635, pursuant to the private placement offering and the terms of the securities purchase agreement dated August 11, 2025, were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,091,099	23,868,657	417,426	13,867,952

(c) Proposal 4 – Approval of adjournments or postponements of the Special Meeting or to transact such other business as may be properly brought before the Special Meeting.

The votes with respect to the approval of adjournments or postponements of the Special Meeting or to transact such other business as may be properly brought before the Special Meeting, were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,506,210	24,464,260	406,712	13,867,952

No other matters were voted on at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALT5 SIGMA CORPORATION

Date: October 14, 2025	By:	/s/ Jonathan Hugh
Jonathan Hugh
Chief Financial Officer